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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 20, 2003, except for Note 11a, as to which the date is November 20, 2003 in the Second Amendment to the Registration Statement and related Prospectus of TWI Holdings, Inc. and Subsidiaries, dated November 25, 2003, for the registration of 10 1/4% Senior Subordinated Notes due 2010.


/s/ ERNST & YOUNG LLP

Louisville, Kentucky
November 25, 2003